SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 3, 2009

STEEL DYNAMICS, INC.

(Exact name of registrant as specified in its charter)

Indiana	0-21719	35-1929476
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

6714 Pointe Inverness Way, Suite 200, Fort Wayne, Indiana 46804

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  260-969-3500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement

Purchase Agreements

On June 3, 2009, Steel Dynamics, Inc. (the “Company”) and certain of its subsidiaries entered into a Purchase Agreement (the “Note Purchase Agreement”) with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Goldman, Sachs & Co. on behalf of themselves and the other underwriters named therein (the “Note Underwriters”) relating to the issuance and sale by the Company of $250,000,000 aggregate principal amount of 5.125% Senior Convertible Notes due 2014 (the “Notes”) and relating to the grant by the Company to the Note Underwriters of the option to purchase all or any part of an additional $37,500,000 principal amount of Notes. A copy of the Note Purchase Agreement is filed as Exhibit 1.1 with this report and incorporated herein by reference.

On June 3, 2009, the Company also entered into a Purchase Agreement (the “Common Stock Purchase Agreement”) with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Goldman, Sachs & Co. on behalf of themselves and the other underwriters named therein (the “Common Stock Underwriters”) relating to the issuance and sale of 27,000,000 shares of common stock, par value $0.0025 per share (“Common Stock”), of the Company, at a per share purchase price to the public of $13.50.  Pursuant to the terms and conditions of the Common Stock Purchase Agreement, the Company granted to the Common Stock Underwriters an option to purchase all or any part of 4,050,000 additional shares of Common Stock at the same price.  A copy of the Common Stock Purchase Agreement is filed as Exhibit 1.1a with this report and incorporated herein by reference.

Some of the Note Underwriters and the Common Stock Underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with the Company or its affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions. Certain of the Note Underwriters and the Common Stock Underwriters and/or their affiliates are parties to, and lenders under, the Company’s senior secured credit agreement and will receive a portion of the net proceeds of the offerings used to repay outstanding indebtedness under the term loan portion of the senior secured credit agreement.

Indenture

On June 9, 2009, the Company consummated the issuance and sale of $250,000,000 aggregate principal amount of the Notes pursuant to the terms of an Indenture dated June 9, 2009 among the Company, certain of its subsidiaries, and Wells Fargo Bank, National Association, as trustee (the “Trustee”).  A copy of the Indenture is filed as Exhibit 4.1 with this report and incorporated herein by reference.  The following description of the Notes and the Indenture is a summary and is not meant to be a complete description of the Notes or the Indenture. This description is qualified in its entirety by reference to the detailed provisions of the Indenture.

The Notes are senior unsecured obligations of the Company.  The Notes will be guaranteed on an unsecured senior basis by certain of the Company’s subsidiaries.  The Notes bear interest at a rate of 5.125% per annum, payable semi-annually in arrears on June 15 and December 15 of each year, beginning on December 15, 2009. The Notes will mature on June 15, 2014, unless earlier repurchased by the Company or converted. The Notes will be convertible, at any time prior to the close of business on the second scheduled trading day immediately preceding the maturity date, at an initial conversion rate of 56.9801 shares of the Company’s common stock per $1,000 principal amount of Notes, which is equivalent to an initial conversion price of approximately $17.55, a 30% conversion premium based on the public offering price of $13.50 per share in the Company’s concurrent common stock offering. The conversion rate is subject to adjustment in certain circumstances.

The Company may redeem for cash all or part of the Notes on or after June 20, 2012, if the last reported sale price of its common stock for 20 or more trading days (whether or not consecutive) in a period of 30 consecutive trading days ending on the trading day prior to the date the Company provides the notice of redemption to holders exceeds 130% of the applicable conversion price in effect on each such trading day. Holders of the Notes may require the Company to purchase all or a portion of their Notes at a price equal to 100% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest, in cash, upon the occurrence of certain fundamental changes involving the Company.

The Indenture contains customary terms and covenants, including that upon certain events of default occurring and continuing, either the Trustee or the holders of not less than 25% in aggregate principal amount of the Notes then outstanding may declare the entire principal amount of all the Notes, and the interest accrued on such Notes, if any, to be due and payable immediately. In the case of an event of default arising out of bankruptcy events, the principal amount of the Notes together with any accrued and unpaid interest thereon will automatically become immediately due and payable.

Item 8.01                                           Other Events

On June 8, 2009, the Company issued a press release entitled “Steel Dynamics Announces Pricing of Common Stock and Convertible Notes.”  The full text of the press release is furnished herewith and attached hereto as Exhibit 99.1.

On June 9, 2009, the Company consummated the issuance and sale of Common Stock pursuant to the Common Stock Purchase Agreement and the issuance and sale of the Notes pursuant to the Note Purchase Agreement, as described in Item 1.01 of this report.

In connection with the issuance and sale by the Company of the Notes and the Common Stock, the following exhibits are filed with this report and are incorporated by reference into the Company’s Registration Statement on Form S-3 (Registration No. 333-159671) relating to the Notes and Common Stock offerings: (i) the Note Purchase Agreement (Exhibit 1.1 to this report), (ii) the Common Stock Purchase Agreement (Exhibit 1.1a to this report), (iii) the Indenture (Exhibit 4.1 to this report), (iv) the legal opinion of Barrett & McNagny LLP (Exhibit 5.1 to this report) and (v) the legal opinion of Greenberg Traurig, LLP (Exhibit 5.1a to this report).

Item 9.01                                           Financial Statements and Exhibits

(d)  Exhibits

See Index to Exhibits attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereto duly authorized.

STEEL DYNAMICS, INC.

/s/ Theresa E. Wagler

Date: June 9, 2009	By:	Theresa E. Wagler
	Title:	Executive Vice President

INDEX TO EXHIBITS

Exhibit No.	Exhibit Description

1.1

Purchase Agreement dated June 3, 2009 among Steel Dynamics, Inc., certain of its subsidiaries, and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Goldman, Sachs & Co. as representatives of the underwriters named therein.

1.1a

Purchase Agreement dated June 3, 2009 by and among Steel Dynamics, Inc. and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Goldman, Sachs & Co. as representatives of the underwriters named therein.

4.1	Indenture dated June 9, 2009 among the Company, certain of its subsidiaries, and Wells Fargo Bank, National Association, as Trustee.

5.1

Opinion of Barrett & McNagny LLP, counsel to the Company, dated June 9, 2009, as to the legality of the common stock being issued and as to the legality of the common stock issuable upon conversion of the convertible notes.

5.1a	Opinion of Greenberg Traurig, LLP, special counsel to the Company, dated June 9, 2009, as to the legality of the convertible notes.

99.1	A press release dated June 8, 2009 entitled “Steel Dynamics Announces Pricing of Common Stock and Convertible Notes.”